ASSIGNMENT NOTICE

For the sum of ten U.S. Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HAC Patents LLC, a Florida Limited Liability Company with principal address at 700 W. Hillsboro Blvd., Suite 1-100, Deerfield Beach, FL 33441, hereinafter referred to as the “Assignor”, does hereby assign, sell and irrevocably transfer over to Helpful Alliance Company, a Florida corporation with principal address at 700 W. Hillsboro Blvd., Suite 1-100, Deerfield Beach, FL 33441, hereinafter referred to as the “Assignee”, as well as to the Assignee’s successors, assigns and other legal representatives, the entire right, title and interest, domestic and foreign, in and to the inventions and discoveries in an international patent application number U.S. CIP Application 14/337,069 entitled “Building block and interlocking construction method” the formal papers for which are being executed of even date with the execution of this assignment.

This assignment also carries the right of such Assignee, as well as the Assignee’s successors, assigns, and/or or other legal representatives, to file foreign patent applications corresponding to said application, and the right to claim the priority date of said application and any legal equivalents thereof, and any and all Patents in the United States of America and all foreign countries which may be granted therefor and thereon, and to any and all divisions, continuations, and continuations-in-part of said application, or re-issues or extensions of said Patents, the same to be held and enjoyed by the Assignee, as fully and entirely as the same would have been held by us had this Assignment and sale not been made.

The Assignor hereby covenants and agrees that the Assignor, as well as the Assignor’s heirs, successors, assigns and other legal representatives will at any time upon the request and at the expense of the Assignee, or the Assignee’s successors, assigns, or other legal representatives execute and deliver any and all papers and do all lawful acts that may be necessary or desirable to perfect the title to said invention and to obtain further patents therefore.

IN WITNESS WHEREOF, the Assignor hereby authorizes and requests the United States Commissioner of Patents to issue said Patent to the Assignee and in the name of the Assignee.

The Assignee hereby represents and warrants that the Assignee has not granted any rights inconsistent with the rights granted herein to any third party.

/s/ Sergey Gurin

/n/ Sergey Gurin

/t/ Manager of HAC Patents LLC

/d/ April 1, 2015